Exhibit 3.60

ARTICLES OF INCORPORATION

OF

MONTANA ELECTRIC SUPPLY INC.

I, Bob Despain, an adult under the laws of the State of Wyoming, present these articles for the purpose of forming a corporation under the laws of the State of Wyoming, as contained in the Wyoming Business Corporation Act.

ARTICLE I

NAME

The name of the Corporation shall be: MONTANA ELECTRIC SUPPLY, INC.

ARTICLE II

TERM OF EXISTENCE

The Corporation’s existence shall be perpetual.

ARTICLE III

PURPOSE AND POWERS

The purposes for which the Corporation is organized are as follows;

Section l. Purpose. The corporation shall engage in, conduct, and carry on any lawful business allowed within the State of Wyoming and do all things appropriate for rendering the services required in conjunction therewith and also to exercise any and all of the powers conferred upon Corporations by the laws of the State of Wyoming which now exist or which may be hereafter conferred upon or granted to Corporations by the laws of the State of Wyoming.

Section 2. Investment Powers. Incident to and in furtherance of the purposes in Section 1 above, the Corporation may invest its funds in real estate, mortgages, stocks, bonds, or any other type of investment.

Section 3. Organizational Powers. The Corporation may act as partner, principal, agents, joint venturer, or in any other legal capacity in any transaction permitted under the Wyoming Business Corporation Act.

Section 4. General Powers. The Corporation shall have all the powers conferred by the laws of the State of Wyoming upon a corporation formed under those laws, as such laws are now in effect or may at any time hereafter be amended.

Section 5. World-Wide Power. The Corporation is empowered to transact business anywhere in the world, upon qualification with the local laws of the area where the Corporation is doing business.

The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers in each clause stated shall, except where otherwise expressed, be in nowise limited or restricted by any reference to or inference from the terms or provisions of any other clause; but shall be regarded as independent purposes and powers.

ARTICLE IV

STOCK

The corporation is authorized to issue only one class of the total number of 50,000, all of which shall be without par value.

The minimum amount of consideration for its shares to be received by the Corporation before it shall commence business is Five Hundred Dollars ($500.00).

ARTICLE V

PREEMPTIVE RIGHTS

The Corporation may not issue and sell its shares to its officers and employees or the officers or employees of any subsidiary corporation without first offering such shares to its shareholders.

ARTICLE VI

PRINCIPAL OFFICE

The Principal office for the transaction of business of the Corporation shall be in the City of Casper, Wyoming.

ARTICLE VII

REGISTERED OFFICE AND AGENT

The Mailing address of the Corporation’s registered office shall be:

Warnick & Blood, P.C.

123 West First Street, Suite 405-24

Casper, WY 82601

Bob Despain is hereby appointed Registered Agent for the Corporation.

ARTICLE VIII

BOARD OF DIRECTORS

The number of directors constituting the initial board of directors shall be three (3), and the names and addresses of the persons who are to serve as directors until the first meeting of shareholders or until their successors are duly elected and qualified are:

Douglas B. Allan	William D. Spoonemore	Jere Kovach
2235 Dallas Drive	4138 Pine Cove	2061 Faye Circle
Billings, MT 59102.	Billings, MT 59102	Billings, MT 59102

The number of directors of the corporation may be fixed by the bylaws but at no time shall the number of directors be less than the lesser of (a) the number of shareholders or (b) three (3).

ARTICLE IX

NAME OF INCORPORATOR

The name and address of the incorporator of the corporation are as follows:

Bob Despain

123 West First Street, Suite 405-24

Casper, WY 82601

The effective date of these Articles of Incorporation shall be the date upon which the certificate of incorporation is issued by the Wyoming Secretary of State.

IN WITNESS WHEREOF, I have hereunto set my hand to verify the authenticity of this document, this 28th day of August, 1987.

/s/ Bob Despain
Bob Despain

STATE of WYOMING	)
	)	ss.
COUNTY OF NATRONA	)

I, a Notary Public, hereby certify that on the 28th day of August, 1987, personally appeared before me, Bob Despain, being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

WITNESS my hand and official seal.

/s/ Jane Seaman
NOTARY PUBLIC

My commission Expires: 1-22-89

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